Registration No. 333-217200

Filed Pursuant to Rule 433

Dated April 3, 2019

Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the SEC about the offerings to which this website relates. Please read those documents and the other documents relating to these offerings that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings will arrange to send the pricing supplement, the prospectus supplement and the prospectus if so requested by calling toll-free at 1-877-369-5412.

4/2/2019 Welcome To BMO ETNs 1/3 Welcome to BMO Exchange Traded Notes BMO Exchange Traded Notes (ETNs) are designed to provide investors with access to the returns of an index or strategy, less any investor fees and expenses. For information regarding selected risks associated with the ETNs, please see "Selected Risk Considerations" below. BMO ETNs ETN Ticker CUSIP Name of Issue Closing Indicative Value Issue Date Maturity Date US Big Bank ETNs BNKD 063679781 MicroSectors™ U.S. Big Banks Index -3X Inverse Leveraged ETNs Apr 5, 2019 Mar 25, 2039 BNKO 063679799 MicroSectors™ U.S. Big Banks Index 2X Leveraged ETNs Apr 5, 2019 Mar 25, 2039 BNKU 063679823 MicroSectors™ U.S. Big Banks Index 3X Leveraged ETNs Apr 5, 2019 Mar 25, 2039 ? Top 4/2/2019 Welcome To BMO ETNs 2/3 Selected Risk Considerations An investment in the ETNs involves risks, including possible loss of principal, and may not be suitable for all investors. Selected risks are summarized here and selected product specific risk factors are summarized under "Key Risks" on the relevant product pages. These are summaries only and we urge you to read the more detailed explanation of risks described under "Risk Showing 1 to 16 of 16 entries ETN Ticker CUSIP Name of Issue Closing Indicative Value Issue Date Maturity Date BNKZ 063679773 MicroSectors™ U.S. Big Banks Index -2X Inverse Leveraged ETNs Apr 5, 2019 Mar 25, 2039 KNAB 063679765 MicroSectors™ U.S. Big Banks Index Inverse ETNs Apr 5, 2019 Mar 25, 2039 US Big Oil ETNs NRGD 063679724 MicroSectors™ U.S. Big Oil Index -3X Inverse Leveraged ETNs Apr 12, 2019 Mar 25, 2039 NRGO 063679757 MicroSectors™ U.S. Big Oil Index 2X Leveraged ETNs Apr 12, 2019 Mar 25, 2039 NRGU 063679815 MicroSectors™ U.S. Big Oil Index 3X Leveraged ETNs Apr 12, 2019 Mar 25, 2039 NRGZ 063679732 MicroSectors™ U.S. Big Oil Index -2X Inverse Leveraged ETNs Apr 12, 2019 Mar 25, 2039 YGRN 063679740 MicroSectors™ U.S. Big Oil Index Inverse ETNs Apr 12, 2019 Mar 25, 2039 FANG ETNs FNGD 063679864 MicroSectors™ FANG+™ Index -3X Inverse Leveraged ETNs $22.0527 as of Mar 29, 2019 Jan 25, 2018 Jan 8, 2038 FNGO 063679856 MicroSectors™ FANG+™ Index 2X Leveraged ETNs $41.9914 as of Mar 29, 2019 Aug 6, 2018 Jan 8, 2038 FNGU 063679872 MicroSectors™ FANG+™ Index 3X Leveraged ETNs $42.7111 as of Mar 29, 2019 Jan 25, 2018 Jan 8, 2038 FNGZ 063679849 MicroSectors™ FANG+™ Index -2X Leveraged ETNs $45.4250 as of Mar 29, 2019 Aug 6, 2018 Jan 8, 2038 GNAF 063679831 MicroSectors™ FANG+™ Index Inverse ETNs $49.2928 as of Mar 29, 2019 Aug 6, 2018 Jan 8, 2038 MLP ETN BMLP 063679104 Dorsey Wright MLP Index ETNs $48.8179 as of Apr 1, 2019 Dec 20, 2016 Dec 8, 2036 p ? Top 4/2/2019 Welcome To BMO ETNs 3/3 Factors" in Bank of Montreal's pricing supplement, prospectus supplement and the applicable offering. ? ? CONTACT US We can help you find the information you are looking for. p ? Top 4/2/2019 ETN/BNKU.P/ ETN/BNKU.P/ 1/5 MicroSectors™ U.S. Big Banks Index 3X Leveraged ETNs Description The return on the MicroSectors™ U.S. Big Banks Index 3X Leveraged ETNs (3X ETNs) is linked to a three times leveraged participation in the performance of the Index, compounded daily, minus the applicable fees. The ETNs provide levered exposure to the Solactive MicroSectors™ U.S. Big Banks Index. The Solactive MicroSectors™ U.S. Big Banks Index, an equal-dollar weighted index, was created by Solactive AG in 2019 to provide exposure to the 10 largest U.S. banks and financial services companies. MicroSectors™ provide concentrated exposure to 10 stocks in a given sub-sector, or “microsector”. The ETN seeks a return on the underlying index for a single day. The ETNs are not “buy and hold” investments and should not be expected to provide a leveraged return of the underlying index’s cumulative return for periods greater than a day. Additional Information Key Risks An investment in the MicroSectors™ U.S. Big Banks Index 3X Leveraged Exchange Traded Notes (+3X ETNs) involves risks. Key risks are summarized here, but we urge you to read the more Product Details Primary Exchange NYSE Arca ETN Ticker BNKU Intraday Indicative Value Ticker BNKUIV Index Ticker SOLUSBBT CUSIP 063679823 Issue Date April 05, 2019 Maturity Date March 25, 2039 Daily Market Data (as of ) ETNs Outstanding 500,000 4/2/2019 ETN/BNKU.P/ ETN/BNKU.P/ 2/5 Key Risks detailed explanation of risks described under “Risk Factors” in Bank of Montreal’s pricing supplement for these securities. Capitalized terms used but not defined herein have the meanings set forth in such pricing supplement. You may lose some or all of your principal - The +3X ETNs do not guarantee any return on your initial investment. The +3X ETNs are leveraged notes, which means they are exposed to three times the risk of any decrease in the level of the Index, compounded daily. Due to leverage, the +3X ETNs are very sensitive to changes in the level of the Index and the path of such changes. Because the Daily Investor Fee and the Daily Financing Charge reduce your final payment, the level of the Index, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, will need to increase by an amount at least equal to the percentage of the principal amount represented by the Daily Investor Fee, the Daily Financing Charge and any Redemption Fee Amount in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell your +3X ETNs, that is equal to at least the principal amount. You may lose some or all of your investment at maturity or call, or upon early redemption. Credit of issuer - The +3X ETNs are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the +3X ETNs, including any payment at maturity, call or upon early redemption, depends on the ability of Bank of Montreal to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Bank of Montreal will affect the market value, if any, of the +3X ETNs prior to maturity, call or early redemption. In addition, in the event Bank of Montreal defaults on its obligations, you may not receive any amounts owed to you under the terms of the +3X ETNs. Correlation and compounding risk - A number of factors may affect the +3X ETNs’ ability to achieve a high degree of correlation with the performance of the Index, and the +3X ETNs are not expected to achieve a high degree of correlation with the performance of the Index over periods longer than one day. The leverage is reset daily, the return on the +3X ETNs is path dependent and you will be exposed to compounding of daily returns. As a result, the performance of the +3X ETNs for periods greater than one Index Business Day may be either greater than or less than three times the Index performance, before accounting for the Daily Investor Fee, the Daily Financing Charge and any Redemption Fee Amount. Path dependence - The return on the +3X ETNs will be highly path dependent. Accordingly, even if the level of the Index increases or decreases over the term of the +3X ETNs, or over the term which you hold the +3X ETNs, the value of the +3X ETNs will increase or decrease not only based on any change in the level of the Index over a given time period, but also based on the volatility of the Index over that time period. The value of the +3X ETNs will depend not only upon the level of the Index at maturity, upon call or upon early redemption, but also on the performance of the Index over each day that you hold the +3X ETNs. It is possible that you will suffer significant losses in the +3X ETNs, even if the long-term performance of the Index is positive. Accordingly, the returns on the +3X ETNs may not correlate with returns on the Index over periods of longer than one day. Long holding period risk - The +3X ETNs are intended to be daily trading tools for sophisticated investors and are designed to reflect a leveraged long exposure to the performance of the Index 4/2/2019 ETN/BNKU.P/ ETN/BNKU.P/ 3/5 Key Risks on a daily basis; however, their returns over different periods of time can, and most likely will, differ significantly from three times the return on a direct long investment in the Index. The +3X ETNs are very sensitive to changes in the level of the Index, and returns on the +3X ETNs may be negatively affected in complex ways by volatility of the Index on a daily or intraday basis. Also, the Index is potentially volatile as it includes only a small number of constituents (10); any Index volatility would be magnified by the leverage. Accordingly, the +3X ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged long investment results. Investors should actively and frequently monitor their investments in the +3X ETNs, even intra-day. It is possible that you will suffer significant losses in the +3X ETNs even if the long-term performance of the Index is positive (before taking into account the negative effect of the Daily Investor Fee and the Daily Financing Charge, and the Redemption Fee Amount, if applicable). Potential total loss of value - If the closing Indicative Note Value of the +3X ETNs is equal to or less than $0 on any Exchange Business Day, then the Indicative Note Value on all future Exchange Business Days will be $0. If the Intraday Indicative Value of the +3X ETNs is equal to or less than $0 at any time on any Index Business Day, then both the Intraday Indicative Value of the +3X ETNs and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0. If the Indicative Note Value is zero, the Cash Settlement Amount will be zero. Leverage risk - The +3X ETNs are three times leveraged and, as a result, the +3X ETNs will benefit from three times any positive, but will decline based on three times any negative, daily performance of the Index. However, the leverage of the +3X ETNs may be greater or less than 3.0 during any given Index Business Day. Volatility of the Index level may have a significant negative effect on the value of the +3X ETNs. The Index has a limited actual performance history - The Index was launched in February 2019. Because the Index is of recent origin and limited actual historical performance data exists with respect to it, your investment in the +3X ETNs may involve a greater risk than investing in securities linked to one or more indices with a more established record of performance. The Index lacks diversification and is concentrated in one sector, and has a limited number of Index constituents - All of the stocks included in the Index are issued by companies in the banking sector. As a result, the +3X ETNs will not benefit from the diversification that could result from an investment linked to an index of companies that operate in multiple sectors. Each of the 10 Index constituents represents 10% of the weight of the Index as of each monthly rebalancing date. Any reduction in the market price of any of those stocks is likely to have a substantial adverse impact on the Index Closing Level and the value of the +3X ETNs. Giving effect to leverage, negative changes in the performance of one Index constituent will be magnified and have a material adverse effect on the value of the +3X ETNs. A trading market for the +3X ETNs may not develop - The +3X ETNs are listed on the NYSE Arca under the symbol “BNKU.” However, a trading market for the +3X ETNs may not develop. We are not required to maintain any listing of the +3X ETNs on the NYSE Arca or any other exchange. The Intraday Indicative Value is not the same as the trading price of the +3X ETNs in the secondary market - The Intraday Indicative Value of the +3X ETNs will be calculated and published every 15 seconds on each Exchange Business Day during normal trading hours on 4/2/2019 ETN/BNKU.P/ ETN/BNKU.P/ 4/5 Key Risks Bloomberg under the ticker symbol BNKUIV so long as no Market Disruption Event has occurred or is continuing. The trading price of the +3X ETNs at any time is the price at which you may be able to sell your +3X ETNs in the secondary market at such time, if one exists. The trading price of the +3X ETNs at any time may vary significantly from the Intraday Indicative Value of the +3X ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value of the +3X ETNs could lead to significant losses in the event one sells such +3X ETNs at a time when such premium is no longer present in the market place or the +3X ETNs are called - Paying a premium purchase price over the Intraday Indicative Value of the +3X ETNs could lead to significant losses in the event one sells the +3X ETNs at a time when such premium is no longer present in the market place or if the +3X ETNs are called, in which case investors will receive a cash payment in an amount based on the arithmetic mean of the closing Indicative Note Value of the +3X ETNs during the Call Measurement Period. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the +3X ETNs. Call right - We may elect to redeem all outstanding +3X ETNs at any time. If we exercise our Call Right, the Call Settlement Amount may be less than the principal amount of your +3X ETNs. Any exercise by us of our Call Right could present a conflict between your interest in the +3X ETNs and our interests in determining whether to call the +3X ETNs. Minimum redemption amount - You must elect to redeem at least 25,000 +3X ETNs for us to repurchase your +3X ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your +3X ETNs for redemption with those of other investors to reach this minimum requirement, and there can be no assurance that they can or will do so. Therefore, your ability to elect redemption of the +3X ETNs may be limited. Your redemption election is irrevocable - You will not be able to rescind your election to redeem your +3X ETNs after your redemption notice is received by us. Accordingly, you will be exposed to market risk if the level of the Index decreases after we receive your offer and the Redemption Amount is determined on the Redemption Measurement Date. You will not know the Redemption Amount at the time that you submit your irrevocable redemption notice. No interest payments or ownership rights - The +3X ETNs do not pay any interest. You will not have any ownership rights in the Index constituents, nor will you have any right to receive dividends or other distributions paid to holders of the Index constituents, except as reflected in the level of the Index. Potential conflicts - We and our affiliates play a variety of roles in connection with the issuance of the +3X ETNs, including acting as an agent of the issuer for the offering of the +3X ETNs, making certain calculations and determinations that may affect the value of the +3X ETNs and hedging our obligations under the +3X ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the +3X ETNs, which creates an additional incentive to sell the +3X ETNs to you. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the +3X ETNs. Uncertain tax treatment - Significant aspects of the tax treatment of the +3X ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Bank of Montreal and its affiliates do not provide tax advice, and nothing contained herein should be construed as tax 4/2/2019 ETN/BNKU.P/ ETN/BNKU.P/ 5/5 Key Risks advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments and other documents incorporated by reference): (i) is not intended or written to be used, and cannot be used, by you for the purposes of avoiding U.S. tax-related penalties, and (ii) was written to support the promotion of marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from your independent tax advisor. ? Disclaimer Documents 4/2/2019 ETN/BNKO.P/ ETN/BNKO.P/ 1/5 MicroSectors™ U.S. Big Banks Index 2X Leveraged ETNs Description The return on the MicroSectors™ U.S. Big Banks Index 2X Leveraged ETNs (2X ETNs) is linked to a two times leveraged participation in the performance of the Index, compounded daily, minus the applicable fees. The ETNs provide levered exposure to the Solactive MicroSectors™ U.S. Big Banks Index. The Solactive MicroSectors™ U.S. Big Banks Index, an equal-dollar weighted index, was created by Solactive AG in 2019 to provide exposure to the 10 largest U.S. banks and financial services companies. MicroSectors™ provide concentrated exposure to 10 stocks in a given sub-sector, or “microsector”. The ETN seeks a return on the underlying index for a single day. The ETNs are not “buy and hold” investments and should not be expected to provide a leveraged return of the underlying index’s cumulative return for periods greater than a day. Additional Information Key Risks An investment in the MicroSectors™ U.S. Big Banks Index 2X Leveraged Exchange Traded Notes (2X ETNs) involves risks. Key risks are summarized here, but we urge you to read the more Product Details Primary Exchange NYSE Arca ETN Ticker BNKO Intraday Indicative Value Ticker BNKOIV Index Ticker SOLUSBBT CUSIP 063679799 Issue Date April 05, 2019 Maturity Date March 25, 2039 Daily Market Data (as of ) ETNs Outstanding 500,000 4/2/2019 ETN/BNKO.P/ ETN/BNKO.P/ 2/5 Key Risks detailed explanation of risks described under “Risk Factors” in Bank of Montreal’s pricing supplement for these securities. Capitalized terms used but not defined herein have the meanings set forth in such pricing supplement. You may lose some or all of your principal - The 2X ETNs do not guarantee any return on your initial investment. The 2X ETNs are leveraged notes, which means they are exposed to two times the risk of any decrease in the level of the Index, compounded daily. Due to leverage, the 2X ETNs are very sensitive to changes in the level of the Index and the path of such changes. Because the Daily Investor Fee and the Daily Financing Charge reduce your final payment, the level of the Index, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, will need to increase by an amount at least equal to the percentage of the principal amount represented by the Daily Investor Fee, the Daily Financing Charge and any Redemption Fee Amount in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell your 2X ETNs, that is equal to at least the principal amount. You may lose some or all of your investment at maturity or call, or upon early redemption. Credit of issuer - The 2X ETNs are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the 2X ETNs, including any payment at maturity, call or upon early redemption, depends on the ability of Bank of Montreal to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Bank of Montreal will affect the market value, if any, of the 2X ETNs prior to maturity, call or early redemption. In addition, in the event Bank of Montreal defaults on its obligations, you may not receive any amounts owed to you under the terms of the 2X ETNs. Correlation and compounding risk - A number of factors may affect the 2X ETNs’ ability to achieve a high degree of correlation with the performance of the Index, and the 2X ETNs are not expected to achieve a high degree of correlation with the performance of the Index over periods longer than one day. The leverage is reset daily, the return on the 2X ETNs is path dependent and you will be exposed to compounding of daily returns. As a result, the performance of the 2X ETNs for periods greater than one Index Business Day may be either greater than or less than two times the Index performance, before accounting for the Daily Investor Fee, the Daily Financing Charge and any Redemption Fee Amount. Path dependence - The return on the 2X ETNs will be highly path dependent. Accordingly, even if the level of the Index increases or decreases over the term of the 2X ETNs, or over the term which you hold the 2X ETNs, the value of the 2X ETNs will increase or decrease not only based on any change in the level of the Index over a given time period, but also based on the volatility of the Index over that time period. The value of the 2X ETNs will depend not only upon the level of the Index at maturity, upon call or upon early redemption, but also on the performance of the Index over each day that you hold the 2X ETNs. It is possible that you will suffer significant losses in the 2X ETNs, even if the long-term performance of the Index is positive. Accordingly, the returns on the 2X ETNs may not correlate with returns on the Index over periods of longer than one day. Long holding period risk - The 2X ETNs are intended to be daily trading tools for sophisticated investors and are designed to reflect a leveraged long exposure to the performance of the Index on a daily basis; however, their returns over different periods of time can, and most likely will, 4/2/2019 ETN/BNKO.P/ ETN/BNKO.P/ 3/5 Key Risks differ significantly from two times the return on a direct long investment in the Index. The 2X ETNs are very sensitive to changes in the level of the Index, and returns on the 2X ETNs may be negatively affected in complex ways by volatility of the Index on a daily or intraday basis. Also, the Index is potentially volatile as it includes only a small number of constituents (10); any Index volatility would be magnified by the leverage. Accordingly, the 2X ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged long investment results. Investors should actively and frequently monitor their investments in the 2X ETNs, even intra-day. It is possible that you will suffer significant losses in the 2X ETNs even if the long-term performance of the Index is positive (before taking into account the negative effect of the Daily Investor Fee and the Daily Financing Charge, and the Redemption Fee Amount, if applicable). Potential total loss of value - If the closing Indicative Note Value of the 2X ETNs is equal to or less than $0 on any Exchange Business Day, then the Indicative Note Value on all future Exchange Business Days will be $0. If the Intraday Indicative Value of the 2X ETNs is equal to or less than $0 at any time on any Index Business Day, then both the Intraday Indicative Value of the 2X ETNs and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0. If the Indicative Note Value is zero, the Cash Settlement Amount will be zero. Leverage risk - The 2X ETNs are two times leveraged and, as a result, the 2X ETNs will benefit from two times any positive, but will decline based on two times any negative, daily performance of the Index. However, the leverage of the 2X ETNs may be greater or less than 2.0 during any given Index Business Day. Volatility of the Index level may have a significant negative effect on the value of the 2X ETNs. The Index has a limited actual performance history - The Index was launched in February 2019. Because the Index is of recent origin and limited actual historical performance data exists with respect to it, your investment in the 2X ETNs may involve a greater risk than investing in securities linked to one or more indices with a more established record of performance. The Index lacks diversification and is concentrated in one sector, and has a limited number of Index constituents - All of the stocks included in the Index are issued by companies in the banking sector. As a result, the 2X ETNs will not benefit from the diversification that could result from an investment linked to an index of companies that operate in multiple sectors. Each of the 10 Index constituents represents 10% of the weight of the Index as of each monthly rebalancing date. Any reduction in the market price of any of those stocks is likely to have a substantial adverse impact on the Index Closing Level and the value of the 2X ETNs. Giving effect to leverage, negative changes in the performance of one Index constituent will be magnified and have a material adverse effect on the value of the 2X ETNs. A trading market for the 2X ETNs may not develop - The 2X ETNs are listed on the NYSE Arca under the symbol “BNKO.” However, a trading market for the 2X ETNs may not develop. We are not required to maintain any listing of the 2X ETNs on the NYSE Arca or any other exchange. The Intraday Indicative Value is not the same as the trading price of the 2X ETNs in the secondary market - The Intraday Indicative Value of the 2X ETNs will be calculated and published every 15 seconds on each Exchange Business Day during normal trading hours on Bloomberg under the ticker symbol BNKOIV so long as no Market Disruption Event has occurred or is 4/2/2019 ETN/BNKO.P/ ETN/BNKO.P/ 4/5 Key Risks continuing. The trading price of the 2X ETNs at any time is the price at which you may be able to sell your 2X ETNs in the secondary market at such time, if one exists. The trading price of the 2X ETNs at any time may vary significantly from the Intraday Indicative Value of the 2X ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value of the 2X ETNs could lead to significant losses in the event one sells such 2X ETNs at a time when such premium is no longer present in the market place or the 2X ETNs are called - Paying a premium purchase price over the Intraday Indicative Value of the 2X ETNs could lead to significant losses in the event one sells the 2X ETNs at a time when such premium is no longer present in the market place or if the 2X ETNs are called, in which case investors will receive a cash payment in an amount based on the arithmetic mean of the closing Indicative Note Value of the 2X ETNs during the Call Measurement Period. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the 2X ETNs. Call right - We may elect to redeem all outstanding 2X ETNs at any time. If we exercise our Call Right, the Call Settlement Amount may be less than the principal amount of your 2X ETNs. Any exercise by us of our Call Right could present a conflict between your interest in the 2X ETNs and our interests in determining whether to call the 2X ETNs. Minimum redemption amount - You must elect to redeem at least 25,000 +2X ETNs for us to repurchase your +2X ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your +2X ETNs for redemption with those of other investors to reach this minimum requirement, and there can be no assurance that they can or will do so. Therefore, your ability to elect redemption of the +2X ETNs may be limited. Your redemption election is irrevocable - You will not be able to rescind your election to redeem your 2X ETNs after your redemption notice is received by us. Accordingly, you will be exposed to market risk if the level of the Index decreases after we receive your offer and the Redemption Amount is determined on the Redemption Measurement Date. You will not know the Redemption Amount at the time that you submit your irrevocable redemption notice. No interest payments or ownership rights - The 2X ETNs do not pay any interest. You will not have any ownership rights in the Index constituents, nor will you have any right to receive dividends or other distributions paid to holders of the Index constituents, except as reflected in the level of the Index. Potential conflicts - We and our affiliates play a variety of roles in connection with the issuance of the 2X ETNs, including acting as an agent of the issuer for the offering of the 2X ETNs, making certain calculations and determinations that may affect the value of the 2X ETNs and hedging our obligations under the 2X ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the 2X ETNs, which creates an additional incentive to sell the 2X ETNs to you. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the 2X ETNs. Uncertain tax treatment - Significant aspects of the tax treatment of the 2X ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Bank of Montreal and its affiliates do not provide tax advice, and nothing contained herein should be construed as tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any 4/2/2019 ETN/BNKO.P/ ETN/BNKO.P/ 5/5 Key Risks attachments and other documents incorporated by reference): (i) is not intended or written to be used, and cannot be used, by you for the purposes of avoiding U.S. tax-related penalties, and (ii) was written to support the promotion of marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from your independent tax advisor. ? Disclaimer Documents 4/2/2019 ETN/KNAB.P/ ETN/KNAB.P/ 1/5 MicroSectors™ U.S. Big Banks Index Inverse ETNs Description The return on the MicroSectors™ U.S. Big Banks Index Inverse ETNs (ETNs) is linked to the inverse exposure in the performance of the Index, compounded daily, minus the applicable fees. The ETNs provide inverse exposure to the Solactive MicroSectors™ U.S. Big Banks Index. The Solactive MicroSectors™ U.S. Big Banks Index, an equal-dollar weighted index, was created by Solactive AG in 2019 to provide exposure to the 10 largest U.S. banks and financial services companies. MicroSectors™ provide concentrated exposure to 10 stocks in a given sub-sector, or “microsector”. The ETN seeks a return on the underlying index for a single day. The ETNs are not “buy and hold” investments and should not be expected to provide a return of the underlying index’s cumulative return for periods greater than a day. Additional Information Key Risks An investment in the MicroSectors™ U.S. Big Banks Index Inverse Exchange Traded Notes (-1X ETNs) involves risks. Key risks are summarized here, but we urge you to read the more detailed Product Details Primary Exchange NYSE Arca ETN Ticker KNAB Intraday Indicative Value Ticker KNABIV Index Ticker SOLUSBBT CUSIP 063679765 Issue Date April 05, 2019 Maturity Date March 25, 2039 Daily Market Data (as of ) ETNs Outstanding 500,000 4/2/2019 ETN/KNAB.P/ ETN/KNAB.P/ 2/5 Key Risks explanation of risks described under “Risk Factors” in Bank of Montreal’s pricing supplement for these securities. Capitalized terms used but not defined herein have the meanings set forth in such pricing supplement. The -1X ETNs are linked to the inverse performance of the Index - Your investment in the -1X ETNs is linked to the inverse, or “short,” performance of the Index. Therefore, notwithstanding the gains resulting from the daily interest, if any, and the cumulative negative effect of the daily investor fee, your -1X ETNs will generally appreciate as the level of the Index decreases and will decrease in value as the level of the Index increases. You may lose some or all of your investment if the level of the Index increases over the term of your -1X ETNs. You may lose some or all of your principal - The -1X ETNs do not guarantee any return on your initial investment. The -1X ETNs are inverse notes, which means they are exposed to the risk of any increase in the level of the Index, compounded daily. Due to compounding, the -1X ETNs are very sensitive to changes in the level of the Index and the path of such changes. Because the Daily Investor Fee and any negative Daily Interest reduce your final payment, the level of the Index, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, will need to decrease by an amount at least equal to the percentage of the principal amount represented by the Daily Investor Fee, any negative Daily Interest and any Redemption Fee Amount in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell -1X ETNs, that is equal to at least the principal amount. You may lose some or all of your investment at maturity or call, or upon early redemption. Credit of issuer - The -1X ETNs are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the -1X ETNs, including any payment at maturity, call or upon early redemption, depends on the ability of Bank of Montreal to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Bank of Montreal will affect the market value, if any, of the -1X ETNs prior to maturity, call or early redemption. In addition, in the event Bank of Montreal defaults on its obligations, you may not receive any amounts owed to you under the terms of the -1X ETNs. The Daily Interest may be negative - Although the Daily Interest will be added to the Deposit Amount, the Daily Interest will be negative on any Exchange Business Day on which the Daily Interest Rate is negative. On those Exchange Business Days, the Daily Interest will be subtracted from the Deposit Amount, which, in turn, will reduce the Indicative Note Value and the amount that you will receive for your -1X ETNs at maturity, call or redemption. Correlation and compounding risk - A number of factors may affect the -1X ETNs’ ability to achieve a high degree of correlation with the performance of the Index, and the -1X ETNs are not expected to achieve a high degree of correlation with the performance of the Index over periods longer than one day. The exposure is reset daily, the return on the -1X ETNs is path dependent and you will be exposed to compounding of daily returns. As a result, the performance of the -1X ETNs for periods greater than one Index Business Day may be either greater than or less than the inverse of the Index performance, before accounting for the Daily Investor Fee, any negative Daily Interest and any Redemption Fee Amount. 4/2/2019 ETN/KNAB.P/ ETN/KNAB.P/ 3/5 Key Risks Path dependence - The return on the -1X ETNs will be highly path dependent. Accordingly, even if the level of the Index decreases or increases over the term of the -1X ETNs, or over the term which you hold the -1X ETNs, the value of the -1X ETNs will increase or decrease not only based on any change in the level of the Index over a given time period but also based on the volatility of the Index over that time period. The value of the -1X ETNs will depend not only upon the level of the Index at maturity, upon call or upon early redemption, but also on the performance of the Index over each day that you hold the -1X ETNs. It is possible that you will suffer significant losses in the -1X ETNs, even if the long-term performance of the Index is negative. Accordingly, the returns on the -1X ETNs may not correlate with returns on the Index over periods of longer than one day. Long holding period risk - The -1X ETNs are intended to be daily trading tools for sophisticated investors and are designed to reflect inverse exposure to the performance of the Index on a daily basis; however, their returns over different periods of time can, and most likely will, differ significantly from the return on a direct inverse investment in the Index. The -1X ETNs are very sensitive to changes in the level of the Index, and returns on the -1X ETNs may be negatively affected in complex ways by volatility of the Index on a daily or intraday basis. Also, the Index is potentially volatile as it includes only a small number of constituents (10); any Index volatility would be magnified by the compounding. Accordingly, the -1X ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding inverse investment results. Investors should actively and frequently monitor their investments in the -1X ETNs, even intra-day. It is possible that you will suffer significant losses in the -1X ETNs even if the long-term performance of the Index is negative (before taking into account the negative effect of the Daily Investor Fee and the Daily Interest, and the Redemption Fee Amount, if applicable). Potential total loss of value - If the closing Indicative Note Value of the -1X ETNs is equal to or less than $0 on any Exchange Business Day, then the Indicative Note Value on all future Exchange Business Days will be $0. If the Intraday Indicative Value of the -1X ETNs is equal to or less than $0 at any time on any Index Business Day, then both the Intraday Indicative Value of the -1X ETNs and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0. If the Indicative Note Value is zero, the Cash Settlement Amount will be zero. Exposure risk - The -1X ETNs will benefit from any negative, but will decline based on any positive, daily performance of the Index. However, the exposure of the -1X ETNs may be greater or less than -1.0 during any given Index Business Day. Volatility of the Index level may have a significant negative effect on the value of the -1X ETNs. The Index has a limited actual performance history - The Index was launched in February 2019. Because the Index is of recent origin and limited actual historical performance data exists with respect to it, your investment in the -1X ETNs may involve a greater risk than investing in securities linked to one or more indices with a more established record of performance. The Index lacks diversification and is concentrated in one sector, and has a limited number of Index constituents - All of the stocks included in the Index are issued by companies in the banking sector. As a result, the -1X ETNs will not benefit from the diversification that could result from an investment linked to an index of companies that operate in multiple sectors. Each of the 4/2/2019 ETN/KNAB.P/ ETN/KNAB.P/ 4/5 Key Risks Index constituents represents 10% of the weight of the Index as of each monthly rebalancing date. Any increase in the market price of any of those stocks is likely to have a substantial positive impact on the Index Closing Level and a substantial adverse impact on the value of the -1X ETNs. A trading market for the -1X ETNs may not develop - The -1X ETNs are listed on the NYSE Arca under the symbol “KNAB.” However, a trading market for the -1X ETNs may not develop. We are not required to maintain any listing of the -1X ETNs on the NYSE Arca or any other exchange. The Intraday Indicative Value is not the same as the trading price of the -1X ETNs in the secondary market - The Intraday Indicative Value of the -1X ETNs will be calculated and published every 15 seconds on each Exchange Business Day during normal trading hours on Bloomberg under the ticker symbol KNABIV so long as no Market Disruption Event has occurred or is continuing. The trading price of the -1X ETNs at any time is the price at which you may be able to sell your -1X ETNs in the secondary market at such time, if one exists. The trading price of the -1X ETNs at any time may vary significantly from the Intraday Indicative Value of the -1X ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value of the -1X ETNs could lead to significant losses in the event one sells such -1X ETNs at a time when such premium is no longer present in the market place or the -1X ETNs are called - Paying a premium purchase price over the Intraday Indicative Value of the -1X ETNs could lead to significant losses in the event one sells the -1X ETNs at a time when such premium is no longer present in the market place or if the -1X ETNs are called, in which case investors will receive a cash payment in an amount based on the arithmetic mean of the closing Indicative Note Value of the -1X ETNs during the Call Measurement Period. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the -1X ETNs. Call right - We may elect to redeem all outstanding -1X ETNs at any time. If we exercise our Call Right, the Call Settlement Amount may be less than the principal amount of your -1X ETNs. Any exercise by us of our Call Right could present a conflict between your interest in the -1X ETNs and our interests in determining whether to call the -1X ETNs. Minimum redemption amount - You must elect to redeem at least 25,000 -1X ETNs for us to repurchase your -1X ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your -1X ETNs for redemption with those of other investors to reach this minimum requirement, and there can be no assurance that they can or will do so. Therefore, your ability to elect redemption of the -1X ETNs may be limited. Your redemption election is irrevocable - You will not be able to rescind your election to redeem your -1X ETNs after your redemption notice is received by us. Accordingly, you will be exposed to market risk if the level of the Index decreases after we receive your offer and the Redemption Amount is determined on the Redemption Measurement Date. You will not know the Redemption Amount at the time that you submit your irrevocable redemption notice. No interest payments or ownership rights - The -1X ETNs do not pay any interest. You will not have any ownership rights in the Index constituents, nor will you have any right to receive dividends or other distributions paid to holders of the Index constituents, except as reflected in the level of the Index. 4/2/2019 ETN/KNAB.P/ ETN/KNAB.P/ 5/5 Key Risks Potential conflicts - We and our affiliates play a variety of roles in connection with the issuance of the -1X ETNs, including acting as an agent of the issuer for the offering of the -1X ETNs, making certain calculations and determinations that may affect the value of the -1X ETNs and hedging our obligations under the -1X ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the -1X ETNs, which creates an additional incentive to sell the -1X ETNs to you. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the -1X ETNs. Uncertain tax treatment - Significant aspects of the tax treatment of the -1X ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Bank of Montreal and its affiliates do not provide tax advice, and nothing contained herein should be construed as tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments and other documents incorporated by reference): (i) is not intended or written to be used, and cannot be used, by you for the purposes of avoiding U.S. tax-related penalties, and (ii) was written to support the promotion of marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from your independent tax advisor. ? Disclaimer Documents 4/2/2019 ETN/BNKZ.P/ ETN/BNKZ.P/ 1/5 MicroSectors™ U.S. Big Banks Index -2X Inverse Leveraged ETNs Description The return on the MicroSectors™ U.S. Big Banks Index -2X Inverse Leveraged ETNs (-2X ETNs) is linked to a two times inverse leveraged participiaton in the performance of the Index, compounded daily, minus the applicable fees. The ETNs provide inverse leveraged exposure to the Solactive MicroSectors™ U.S. Big Banks Index. The Solactive MicroSectors™ U.S. Big Banks Index, an equal-dollar weighted index, was created by Solactive AG in 2019 to provide exposure to the 10 largest U.S. banks and financial services companies. MicroSectors™ provide concentrated exposure to 10 stocks in a given sub-sector, or “microsector”. The ETN seeks a return on the underlying index for a single day. The ETNs are not “buy and hold” investments and should not be expected to provide a leveraged return of the underlying index’s cumulative return for periods greater than a day. Additional Information Key Risks Product Details Primary Exchange NYSE Arca ETN Ticker BNKZ Intraday Indicative Value Ticker BNKZIV Index Ticker SOLUSBBT CUSIP 063679773 Issue Date April 05, 2019 Maturity Date March 25, 2039 Daily Market Data (as of ) ETNs Outstanding 500,000 4/2/2019 ETN/BNKZ.P/ ETN/BNKZ.P/ 2/5 Key Risks An investment in the MicroSectors™ U.S. Big Banks Index -2X Inverse Leveraged Exchange Traded Notes (-2X ETNs) involves risks. Key risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in Bank of Montreal’s pricing supplement for these securities. Capitalized terms used but not defined herein have the meanings set forth in such pricing supplement. The -2X ETNs are linked to the inverse performance of the Index - Your investment in a the -2X ETNs is linked to the inverse, or “short”, performance of the Index. Therefore, notwithstanding the gains resulting from the daily interest, if any, and the cumulative negative effect of the daily investor fee, your -2X ETNs will generally appreciate as the level of the Index decreases and will decrease in value as the level of the Index increases. You may lose some or all of your investment if the level of the Index increases over the term of your -2X ETNs. You may lose some or all of your principal - The -2X ETNs do not guarantee any return on your initial investment. The -2X ETNs are leveraged inverse notes, which means they are exposed to two times the risk of any increase in the level of the Index, compounded daily. Due to leverage, the -2X ETNs are very sensitive to changes in the level of the Index and the path of such changes. Because the Daily Investor Fee and any negative Daily Interest reduce your final payment, the level of the Index, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, will need to decrease by an amount at least equal to the percentage of the principal amount represented by the Daily Investor Fee, any negative Daily Interest and Redemption Fee Amount, if applicable, in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell your -2X ETNs, that is equal to at least the principal amount. You may lose some or all of your investment at maturity or call, or upon early redemption. Credit of issuer - The -2X ETNs are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the -2X ETNs, including any payment at maturity, call or upon early redemption, depends on the ability of Bank of Montreal to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Bank of Montreal will affect the market value, if any, of the -2X ETNs prior to maturity, call or early redemption. In addition, in the event Bank of Montreal defaults on its obligations, you may not receive any amounts owed to you under the terms of the -2X ETNs. The Daily Interest may be negative - Although the Daily Interest will be added to the Deposit Amount, the Daily Interest will be negative on any Exchange Business Day on which the Daily Interest Rate is negative. On those Exchange Business Days, the Daily Interest will be subtracted from the Deposit Amount, which, in turn, will reduce the Indicative Note Value and the amount that you will receive for your -2X ETNs at maturity, call or redemption. Correlation and compounding risk - A number of factors may affect the -2X ETNs’ ability to achieve a high degree of correlation with the performance of the Index, and the -2X ETNs are not expected to achieve a high degree of correlation with the performance of the Index over periods longer than one day. The leverage is reset daily, the return on the -2X ETNs is path dependent and you will be exposed to compounding of daily returns. As a result, the performance of the -2X ETNs for periods greater than one Index Business Day may be either greater than or less than 4/2/2019 ETN/BNKZ.P/ ETN/BNKZ.P/ 3/5 Key Risks two times the inverse of the Index performance, before accounting for the Daily Investor Fee, any negative Daily Interest and any Redemption Fee Amount. Path dependence - The return on the -2X ETNs will be highly path dependent. Accordingly, even if the level of the Index decreases or increases over the term of the -2X ETNs, or over the term which you hold the -2X ETNs, the value of the -2X ETNs will increase or decrease not only based on any change in the level of the Index over a given time period but also based on the volatility of the Index over that time period. The value of the -2X ETNs will depend not only upon the level of the Index at maturity, upon call or upon early redemption, but also on the performance of the Index over each day that you hold the -2X ETNs. It is possible that you will suffer significant losses in the -2X ETNs, even if the long-term performance of the Index is negative. Accordingly, the returns on the -2X ETNs may not correlate with returns on the Index over periods of longer than one day. Long holding period risk - The -2X ETNs are intended to be daily trading tools for sophisticated investors and are designed to reflect a leveraged inverse exposure to the performance of the Index on a daily basis; however, their returns over different periods of time can, and most likely will, differ significantly from two times the return on a direct inverse investment in the Index. The -2X ETNs are very sensitive to changes in the level of the Index, and returns on the -2X ETNs may be negatively affected in complex ways by volatility of the Index on a daily or intraday basis. Also, the Index is potentially volatile as it includes only a small number of constituents (10); any Index volatility would be magnified by the leverage. Accordingly, the -2X ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged inverse investment results. Investors should actively and frequently monitor their investments in the -2X ETNs, even intra-day. It is possible that you will suffer significant losses in the -2X ETNs even if the long-term performance of the Index is negative (before taking into account the negative effect of the Daily Investor Fee and the Daily Interest, and the Redemption Fee Amount, if applicable). Potential total loss of value - If the closing Indicative Note Value of the -2X ETNs is equal to or less than $0 on any Exchange Business Day, then the Indicative Note Value on all future Exchange Business Days will be $0. If the Intraday Indicative Value of the -2X ETNs is equal to or less than $0 at any time on any Index Business Day, then both the Intraday Indicative Value of the -2X ETNs and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0. If the Indicative Note Value is zero, the Cash Settlement Amount will be zero. Leverage risk - The -2X ETNs are two times leveraged and, as a result, the -2X ETNs will benefit from two times any negative, but will decline based on two times any positive, daily performance of the Index. However, the leverage of the -2X ETNs may be greater or less than -2.0 during any given Index Business Day. Volatility of the Index level may have a significant negative effect on the value of the -2X ETNs. The Index has a limited actual performance history - The Index was launched in February 2019. Because the Index is of recent origin and limited actual historical performance data exists with respect to it, your investment in the -2X ETNs may involve a greater risk than investing in securities linked to one or more indices with a more established record of performance. 4/2/2019 ETN/BNKZ.P/ ETN/BNKZ.P/ 4/5 Key Risks The Index lacks diversification and is concentrated in one sector, and has a limited number of Index constituents - All of the stocks included in the Index are issued by companies in the banking sector. As a result, the -2X ETNs will not benefit from the diversification that could result from an investment linked to an index of companies that operate in multiple sectors. Each of the 10 Index constituents represents 10% of the weight of the Index as of each monthly rebalancing date. Any increase in the market price of any of those stocks is likely to have a substantial positive impact on the Index Closing Level and a substantial adverse impact on the value of the -2X ETNs. Giving effect to leverage, positive changes in the performance of one Index constituent will be magnified and have a material adverse effect on the value of the -2X ETNs. A trading market for the -2X ETNs may not develop - The -2X ETNs are listed on the NYSE Arca under the symbol “BNKZ.” However, a trading market for the -2X ETNs may not develop. We are not required to maintain any listing of the -2X ETNs on the NYSE Arca or any other exchange. The Intraday Indicative Value is not the same as the trading price of the -2X ETNs in the secondary market - The Intraday Indicative Value of the -2X ETNs will be calculated and published every 15 seconds on each Exchange Business Day during normal trading hours on Bloomberg under the ticker symbol BNKZIV so long as no Market Disruption Event has occurred or is continuing. The trading price of the -2X ETNs at any time is the price at which you may be able to sell your -2X ETNs in the secondary market at such time, if one exists. The trading price of the -2X ETNs at any time may vary significantly from the Intraday Indicative Value of the -2X ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value of the -2X ETNs could lead to significant losses in the event one sells such -2X ETNs at a time when such premium is no longer present in the market place or the -2X ETNs are called - Paying a premium purchase price over the Intraday Indicative Value of the -2X ETNs could lead to significant losses in the event one sells the -2X ETNs at a time when such premium is no longer present in the market place or if the -2X ETNs are called, in which case investors will receive a cash payment in an amount based on the arithmetic mean of the closing Indicative Note Value of the -2X ETNs during the Call Measurement Period. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the -2X ETNs. Call right - We may elect to redeem all outstanding -2X ETNs at any time. If we exercise our Call Right, the Call Settlement Amount may be less than the principal amount of your -2X ETNs. Any exercise by us of our Call Right could present a conflict between your interest in the -2X ETNs and our interests in determining whether to call the -2X ETNs. Minimum redemption amount - You must elect to redeem at least 25,000 -2X ETNs for us to repurchase your -2X ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your -2X ETNs for redemption with those of other investors to reach this minimum requirement, and there can be no assurance that they can or will do so. Therefore, your ability to elect redemption of the -2X ETNs may be limited. Your redemption election is irrevocable - You will not be able to rescind your election to redeem your -2X ETNs after your redemption notice is received by us. Accordingly, you will be exposed to market risk if the level of the Index decreases after we receive your offer and the Redemption Amount is determined on the Redemption Measurement Date. You will not know the Redemption Amount at the time that you submit your irrevocable redemption notice. 4/2/2019 ETN/BNKZ.P/ ETN/BNKZ.P/ 5/5 Key Risks No interest payments or ownership rights - The -2X ETNs do not pay any interest. You will not have any ownership rights in the Index constituents, nor will you have any right to receive dividends or other distributions paid to holders of the Index constituents, except as reflected in the level of the Index. Potential conflicts - We and our affiliates play a variety of roles in connection with the issuance of the -2X ETNs, including acting as an agent of the issuer for the offering of the -2X ETNs, making certain calculations and determinations that may affect the value of the -2X ETNs and hedging our obligations under the -2X ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the -2X ETNs, which creates an additional incentive to sell the -2X ETNs to you. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the -2X ETNs. Uncertain tax treatment - Significant aspects of the tax treatment of the -2X ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Bank of Montreal and its affiliates do not provide tax advice, and nothing contained herein should be construed as tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments and other documents incorporated by reference): (i) is not intended or written to be used, and cannot be used, by you for the purposes of avoiding U.S. tax-related penalties, and (ii) was written to support the promotion of marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from your independent tax advisor. ? Disclaimer Documents 4/2/2019 1/5 MicroSectors™ U.S. Big Banks Index -3X Inverse Leveraged ETNs Description The return on the MicroSectors™ U.S. Big Banks Index -3X Inverse Leveraged ETNs (-3X ETNs) is linked to a three times inverse leveraged participation the performance of the Index, compounded daily, minus the applicable fees. The ETNs provide inverse leveraged exposure to the Solactive MicroSectors™ U.S. Big Banks Index. The Solactive MicroSectors™ U.S. Big Banks Index, an equal-dollar weighted index, was created by Solactive AG in 2019 to provide exposure to the 10 largest U.S. banks and financial services companies. MicroSectors™ provide concentrated exposure to 10 stocks in a given sub-sector, or “microsector”. The ETN seeks a return on the underlying index for a single day. The ETNs are not “buy and hold” investments and should not be expected to provide a leveraged return of the underlying index’s cumulative return for periods greater than a day. Additional Information Key Risks Product Details Primary Exchange NYSE Arca ETN Ticker BNKD Intraday Indicative Value Ticker BNKDIV Index Ticker SOLUSBBT CUSIP 063679781 Issue Date April 05, 2019 Maturity Date March 25, 2039 Daily Market Data (as of ) ETNs Outstanding 500,000 4/2/2019 2/5 Key Risks An investment in the MicroSectors™ U.S. Big Banks Index -3X Inverse Leveraged Exchange Traded Notes (-3X ETNs) involves risks. Key risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in Bank of Montreal’s pricing supplement for these securities. Capitalized terms used but not defined herein have the meanings set forth in such pricing supplement. The -3X ETNs are linked to the inverse performance of the Index - Your investment in a the -3X ETNs is linked to the inverse, or “short,” performance of the Index. Therefore, notwithstanding the gains resulting from the daily interest, if any, and the cumulative negative effect of the daily investor fee, your -3X ETNs will generally appreciate as the level of the Index decreases and will decrease in value as the level of the Index increases. You may lose some or all of your investment if the level of the Index increases over the term of your -3X ETNs. You may lose some or all of your principal - The -3X ETNs do not guarantee any return on your initial investment. The -3X ETNs are leveraged inverse notes, which means they are exposed to three times the risk of any increase in the level of the Index, compounded daily. Due to leverage, the -3X ETNs are very sensitive to changes in the level of the Index and the path of such changes. Because the Daily Investor Fee and any negative Daily Interest reduce your final payment, the level of the Index, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, will need to decrease by an amount at least equal to the percentage of the principal amount represented by the Daily Investor Fee, any negative Daily Interest and any Redemption Fee Amount in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell your -3X ETNs, that is equal to at least the principal amount. You may lose some or all of your investment at maturity or call, or upon early redemption. Credit of issuer - The -3X ETNs are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the -3X ETNs, including any payment at maturity, call or upon early redemption, depends on the ability of Bank of Montreal to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Bank of Montreal will affect the market value, if any, of the -3X ETNs prior to maturity, call or early redemption. In addition, in the event Bank of Montreal defaults on its obligations, you may not receive any amounts owed to you under the terms of the -3X ETNs. The Daily Interest may be negative - Although the Daily Interest will be added to the Deposit Amount, the Daily Interest will be negative on any Exchange Business Day on which the Daily Interest Rate is negative. On those Exchange Business Days, the Daily Interest will be subtracted from the Deposit Amount, which, in turn, will reduce the Indicative Note Value and the amount that you will receive for your -3X ETNs at maturity, call or redemption. Correlation and compounding risk - A number of factors may affect the -3X ETNs’ ability to achieve a high degree of correlation with the performance of the Index, and the -3X ETNs are not expected to achieve a high degree of correlation with the performance of the Index over periods longer than one day. The leverage is reset daily, the return on the -3X ETNs is path dependent and you will be exposed to compounding of daily returns. As a result, the performance of the -3X ETNs for periods greater than one Index Business Day may be either greater than or less than 4/2/2019 3/5 Key Risks three times the inverse of the Index performance, before accounting for the Daily Investor Fee, any negative Daily Interest and any Redemption Fee Amount. Path dependence - The return on the -3X ETNs will be highly path dependent. Accordingly, even if the level of the Index decreases or increases over the term of the -3X ETNs, or over the term which you hold the -3X ETNs, the value of the -3X ETNs will increase or decrease not only based on any change in the level of the Index over a given time period but also based on the volatility of the Index over that time period. The value of the -3X ETNs will depend not only upon the level of the Index at maturity, upon call or upon early redemption, but also on the performance of the Index over each day that you hold the -3X ETNs. It is possible that you will suffer significant losses in the -3X ETNs, even if the long-term performance of the Index is negative. Accordingly, the returns on the -3X ETNs may not correlate with returns on the Index over periods of longer than one day. Long holding period risk - The -3X ETNs are intended to be daily trading tools for sophisticated investors and are designed to reflect a leveraged inverse exposure to the performance of the Index on a daily basis; however, their returns over different periods of time can, and most likely will, differ significantly from three times the return on a direct inverse investment in the Index. The -3X ETNs are very sensitive to changes in the level of the Index, and returns on the -3X ETNs may be negatively affected in complex ways by volatility of the Index on a daily or intraday basis. Also, the Index is potentially volatile as it includes only a small number of constituents (10); any Index volatility would be magnified by the leverage. Accordingly, the -3X ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged inverse investment results. Investors should actively and frequently monitor their investments in the -3X ETNs, even intra-day. It is possible that you will suffer significant losses in the -3X ETNs even if the long-term performance of the Index is negative (before taking into account the negative effect of the Daily Investor Fee and the Daily Interest, and the Redemption Fee Amount, if applicable). Potential total loss of value - If the closing Indicative Note Value of the -3X ETNs is equal to or less than $0 on any Exchange Business Day, then the Indicative Note Value on all future Exchange Business Days will be $0. If the Intraday Indicative Value of the -3X ETNs is equal to or less than $0 at any time on any Index Business Day, then both the Intraday Indicative Value of the -3X ETNs and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0. If the Indicative Note Value is zero, the Cash Settlement Amount will be zero. Leverage risk - The -3X ETNs are three times leveraged and, as a result, the -3X ETNs will benefit from three times any negative, but will decline based on three times any positive, daily performance of the Index. However, the leverage of the -3X ETNs may be greater or less than -3.0 during any given Index Business Day. Volatility of the Index level may have a significant negative effect on the value of the -3X ETNs. The Index has a limited actual performance history - The Index was launched in February 2019. Because the Index is of recent origin and limited actual historical performance data exists with respect to it, your investment in the -3X ETNs may involve a greater risk than investing in securities linked to one or more indices with a more established record of performance. 4/2/2019 4/5 Key Risks The Index lacks diversification and is concentrated in one sector, and has a limited number of Index constituents - All of the stocks included in the Index are issued by companies in the banking sector. As a result, the -3X ETNs will not benefit from the diversification that could result from an investment linked to an index of companies that operate in multiple sectors. Each of the 10 Index constituents represents 10% of the weight of the Index as of each monthly rebalancing date. Any increase in the market price of any of those stocks is likely to have a substantial positive impact on the Index Closing Level and a substantial adverse impact on the value of the -3X ETNs. Giving effect to leverage, positive changes in the performance of one Index constituent will be magnified and have a material adverse effect on the value of the -3X ETNs. A trading market for the -3X ETNs may not develop - The -3X ETNs are listed on the NYSE Arca under the symbol “BNKD.” However, a trading market for the -3X ETNs may not develop. We are not required to maintain any listing of the -3X ETNs on the NYSE Arca or any other exchange. The Intraday Indicative Value is not the same as the trading price of the -3X ETNs in the secondary market - The Intraday Indicative Value of the -3X ETNs will be calculated and published every 15 seconds on each Exchange Business Day during normal trading hours on Bloomberg under the ticker symbol BNKDIV so long as no Market Disruption Event has occurred or is continuing. The trading price of the -3X ETNs at any time is the price at which you may be able to sell your -3X ETNs in the secondary market at such time, if one exists. The trading price of the -3X ETNs at any time may vary significantly from the Intraday Indicative Value of the -3X ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value of the -3X ETNs could lead to significant losses in the event one sells such -3X ETNs at a time when such premium is no longer present in the market place or the -3X ETNs are called - Paying a premium purchase price over the Intraday Indicative Value of the -3X ETNs could lead to significant losses in the event one sells the -3X ETNs at a time when such premium is no longer present in the market place or if the -3X ETNs are called, in which case investors will receive a cash payment in an amount based on the arithmetic mean of the closing Indicative Note Value of the -3X ETNs during the Call Measurement Period. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the -3X ETNs. Call right - We may elect to redeem all outstanding -3X ETNs at any time. If we exercise our Call Right, the Call Settlement Amount may be less than the principal amount of your -3X ETNs. Any exercise by us of our Call Right could present a conflict between your interest in the -3X ETNs and our interests in determining whether to call the -3X ETNs. Minimum redemption amount - You must elect to redeem at least 25,000 -3X ETNs for us to repurchase your -3X ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your -3X ETNs for redemption with those of other investors to reach this minimum requirement, and there can be no assurance that they can or will do so. Therefore, your ability to elect redemption of the -3X ETNs may be limited. Your redemption election is irrevocable - You will not be able to rescind your election to redeem your -3X ETNs after your redemption notice is received by us. Accordingly, you will be exposed to market risk if the level of the Index decreases after we receive your offer and the Redemption Amount is determined on the Redemption Measurement Date. You will not know the Redemption Amount at the time that you submit your irrevocable redemption notice. 4/2/2019 5/5 Key Risks No interest payments or ownership rights - The -3X ETNs do not pay any interest. You will not have any ownership rights in the Index constituents, nor will you have any right to receive dividends or other distributions paid to holders of the Index constituents, except as reflected in the level of the Index. Potential conflicts - We and our affiliates play a variety of roles in connection with the issuance of the -3X ETNs, including acting as an agent of the issuer for the offering of the -3X ETNs, making certain calculations and determinations that may affect the value of the -3X ETNs and hedging our obligations under the -3X ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the -3X ETNs, which creates an additional incentive to sell the -3X ETNs to you. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the -3X ETNs. Uncertain tax treatment - Significant aspects of the tax treatment of the -3X ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Bank of Montreal and its affiliates do not provide tax advice, and nothing contained herein should be construed as tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments and other documents incorporated by reference): (i) is not intended or written to be used, and cannot be used, by you for the purposes of avoiding U.S. tax-related penalties, and (ii) was written to support the promotion of marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from your independent tax advisor. ? Disclaimer Documents 4/2/2019 ETN/NRGD.P/ ETN/NRGD.P/ 1/2 MicroSectors™ U.S. Big Oil Index -3X Inverse Leveraged ETNs Description The return on the MicroSectors™ U.S. Big Oil Index -3X Inverse Leveraged ETNs (-3X ETNs) is linked to a three times inverse leveraged participation in the performance of the Index, compounded daily, minus the applicable fees. The ETNs provide inverse leveraged exposure to the Solactive MicroSectors™ U.S. Big Oil Index. The Solactive MicroSectors™ U.S. Big Oil Index, an equal-dollar weighted index, was created by Solactive AG in 2019 to provide exposure to the 10 largest U.S. energy and oil companies. MicroSectors™ provide concentrated exposure to 10 stocks in a given sub-sector, or “microsector”. The ETN seeks a return on the underlying index for a single day. The ETNs are not “buy and hold” investments and should not be expected to provide a leveraged return of the underlying index’s cumulative return for periods greater than a day. Additional Information Key Risks Product Details Primary Exchange NYSE Arca ETN Ticker NRGD Intraday Indicative Value Ticker NRGDIV Index Ticker SOLUSBOT CUSIP 063679724 Issue Date April 12, 2019 Maturity Date March 25, 2039 Daily Market Data (as of ) ETNs Outstanding 500,000 Disclaimer Solactive AG (“Solactive”) is the licensor of the index. The notes are not sponsored, endorsed, promoted or sold by Solactive in any way, and Solactive makes no express or implied representation, guarantee or assurance with regard to: (a) the advisability in investing in the notes; (b) the quality, accuracy and/or completeness of the Index; and/or (c) the results obtained or to be obtained by any person or entity from the use of the Index. Solactive does not guarantee the accuracy and/or the completeness of the Index and shall not have any liability for any errors or omissions with respect thereto. Notwithstanding Solactive’s obligations to its licensees, Solactive reserves the right to change the methods of calculation or publication of the Index, and Solactive shall not be liable for any miscalculation of or any incorrect, delayed or interrupted publication with respect to the Index. Solactive shall not be liable for any damages, including, without limitation, any loss of profits or business, or any special, incidental, punitive, indirect or consequential damages suffered or incurred as a result of the use (or inability to use) of the Index. MicroSectors™ and REX™ are registered trademarks of REX. The trademarks have been licensed for use for certain purposes by Bank of Montreal. The notes are not sponsored, endorsed, sold or promoted by REX or any of its affiliates or third party licensors (collectively, “REX Index Parties”). REX Index Parties make no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Index to track general market performance. REX Index Parties’ only relationship to Bank of Montreal with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of REX Index Parties. REX Index Parties are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. REX Index Parties have no obligation or liability in connection with the administration, marketing or trading of the notes. Inclusion of a security within an index is not a recommendation by REX Index Parties to buy, sell, or hold such security, nor is it considered to be investment advice. REX INDEX PARTIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. REX INDEX PARTIES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. REX INDEX PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY BANK OF MONTREAL, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL REX INDEX PARTIES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. x